Exhibit 10.1

Form of SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of [●], 2026, by and among Newton Golf Company, Inc., a Delaware corporation (the “Company”), and the persons and entities named on the Schedule of Purchasers (the “Schedule of Purchasers”) attached hereto as Schedule A (individually a “Purchaser” and collectively the “Purchasers”).

RECITAL

WHEREAS, the Company has authorized the sale and issuance of convertible promissory notes in substantially the form attached hereto as Exhibit A (each, a “Note,” and collectively, the “Notes”) and the sale of certain warrants substantially in the form attached hereto as Exhibit B (each, a “Warrant,” and collectively, the “Warrants”); and

WHEREAS, each Purchaser desires to purchase from the Company, severally and not jointly, and the Company desires to sell to each Purchaser, severally and not jointly, the Notes and Warrants on the terms and conditions set forth herein in the respective amounts set forth on the Schedule of Purchasers attached hereto.

NOW, THEREFORE, in consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

AGREEMENT

1.	Amount and Terms of the Note and Warrant

1.1 The Note. Subject to the terms of this Agreement, at the applicable Closing (as defined below) the Company shall sell and issue to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, a Note in the original principal amount set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto as Schedule A (each, a “Loan Amount”). The Notes shall be convertible into shares of the Company’s Common Stock (the “Note Shares”), par value $0.01 per share (the “Common Stock”), as provided in the Notes.

1.2 The Warrant. Subject to the terms of this Agreement, at the applicable Closing the Company shall issue to each Purchaser, severally and not jointly, a Warrant exercisable for the number of shares of Common Stock (the “Warrant Shares” and together with the Notes, the Note Shares and the Warrants, the “Securities”) set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto as Schedule A.

2.	The Closing

2.1 Closing Date. Subject to the satisfaction and/or waiver of the conditions set forth herein, the closing of the sale and issuance of the Notes and the Warrants shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree, orally or in writing (the “Initial Closing”). After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, additional Notes (the “Additional Notes”), and corresponding Warrants, with such Additional Notes to be issued in such additional closings (an “Additional Closing,” together with the Initial Closing, the “Closings” and each, a “Closing”), together with the Notes issued at the Initial Closing, totaling an aggregate amount of no more than $3.0 million. The Schedule of Purchasers to this Agreement shall be automatically updated to reflect the number of Additional Notes and Warrants purchased at each such Additional Closing and the parties purchasing such Additional Notes and Warrants.

2.2 Delivery. At the Closing (i) each Purchaser shall deliver to the Company the Purchaser’s signature page to this Agreement and the Warrant and a check or wire transfer of funds to the Company in the amount of the Loan Amount; and (ii) the Company shall issue and deliver to each Purchaser the Company’s signature page to this Agreement, as applicable, and a Note and Warrant reflecting the terms contained in the Schedule of Purchasers.

3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to each Purchaser as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and will be in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2 Corporate Power. The Company will have at each Closing all requisite corporate power to execute and deliver this Agreement and to issue the Notes and the Warrants (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of the Notes and the Warrants. The Company’s Board of Directors has approved the Loan Documents based upon a reasonable belief that the Loan Amount is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

3.3 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Notes and Warrants and the reservation of the Note Shares and the Warrant Shares has been taken or will be taken prior to the issuance of such Note Shares and Warrant Shares. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Note Shares and Warrant Shares, when issued in compliance with the provisions of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), this Agreement, the Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and, subject to the accuracy of the representations and warranties of the Purchasers in Section 4, issued in compliance with all applicable federal and securities laws.

3.4 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes and Warrants shall have been obtained and will be effective at each Closing, except such as may be required under any state or federal securities laws.

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3.5 Non-Contravention. The execution and delivery by the Company of the Loan Documents and the performance and consummation of the transactions contemplated hereby, including the conversion of the Notes into the Note Shares and the exercise of the Warrants for Warrant Shares, will not (i) violate the Certificate of Incorporation or the Company’s bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person (as defined below) to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties, except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company.

4.	Representations and Warranties of the Purchasers

4.1 Organization; Authority. Each Purchaser is a natural person or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Loan Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

4.2 Purchase for Own Account. Each Purchaser represents that it is acquiring the Securities solely for the Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.3 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser, and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.4 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.5 Reliance on Exemptions. Each Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

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4.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchasers further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Purchasers shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchasers shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws.

Notwithstanding the limitations set forth in the foregoing paragraph, a Purchaser may transfer Securities to its “affiliates” as defined under the Securities Act (“Affiliate”), without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if such transferee were the Purchaser; provided, however, that the Purchaser hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Securities were originally offered and sold or would itself require registration under the Securities Act or applicable state securities laws.

4.7 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Securities Act. In the event a Purchaser is a limited liability company, such entity shall satisfy the requirements for a pass-through accredited investor.

4.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered by each Purchaser and shall constitute valid and binding obligations of each Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

4.9 No Conflicts. The execution, delivery and performance by each Purchaser of this Agreement and the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

4.10 No Bad Actor Disqualification Event. Each Purchaser that beneficially owns 20% or more of the Company’s outstanding voting securities represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act is applicable to such Purchaser or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of such Purchaser’s securities for purposes of Rule 506(d).

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4.11 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.	[Reserved].

6.	Registration Rights.

6.1 Piggyback Registration Rights. If at any time the Company proposes to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (or pre-effective amendments thereto), other than a registration statement on S-4 or S-8 and/or any successor form, covering the resale of any shares of Common Stock held by its stockholders (for purposes of this Section 6, collectively, a “Piggyback Registration Statement”), the Company will give to each Purchaser written notice of its intention to do so at least ten (10) calendar days prior to the filing of each such Piggyback Registration Statement. The Company shall include all Note Shares and Warrants Shares (collectively, the “Registrable Shares”) in the proposed Piggyback Registration Statement with respect to which the Company has received from a Purchaser a written request for inclusion therein within five (5) calendar days after the date the Company’s notice is sent to such Purchaser, and the Company shall use its commercially reasonable efforts to cause such Piggyback Registration Statement to be declared effective by the SEC, so as to permit the public resale by such Purchaser of the Registrable Shares pursuant thereto, at the Company’s sole cost and expense and at no cost or expense to such Purchaser (other than any underwriting or other commissions, discounts or fees of any counsel or advisor to such Purchaser which shall be payable by such Purchaser). The inclusion for resale of the Registrable Shares shall be subject to the completion, execution and delivery to the Company of a standard selling shareholder questionnaire. The Company shall use its commercially reasonable efforts to have the Piggyback Registration Statement declared effective by the SEC as expeditiously as practicable, and shall keep such Piggyback Registration Statement current for at least 180 days; provided, however, notwithstanding anything to the contrary provided herein or elsewhere, the Company shall have the right for any reason or no reason to (a) withdraw such Piggyback Registration Statements prior to the effective date thereof, and/or (b) to defer the initial filing or request for acceleration of effectiveness.

6.2 After the effectiveness of any such Piggyback Registration Statement, the Company has the right to suspend effectiveness thereof upon the happening of an event as a result of which the Piggyback Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Purchaser’s rights and the Company’s obligations under this Section 6 shall automatically terminate (i) as to any Registrable Shares that are eligible for sale under SEC Rule 144, and (ii) upon the sale of any Registrable Shares by a Purchaser. Notwithstanding anything to the contrary provided herein or elsewhere, each Purchaser hereby agrees to any underwriter cutbacks to the Registrable Shares and other selling stockholders in any Piggyback Registration Statement (such cut-backs to be pro-rata as to each selling stockholder, including each Purchaser) and further agrees to any pro-rata reduction in the number of shares of Common Stock it and all other selling stockholders are permitted by the Company to be included in any Piggyback Registration Statement based upon SEC rules and regulations, including SEC interpretations and guidance, as to the number of shares of Common Stock permitted to be included in a resale registration statement.

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7.	Legends.

7.1 Acknowledgment. Each Purchaser understands that the Securities have been issued (or will be issued in the case of the Note Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and as a result, the Securities shall bear any legend required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

[NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THESE SECURITIES HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

7.2 Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 7.1 or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, provided that a Purchaser furnishes the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall include an opinion of Purchaser’s counsel, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable provisions of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall, following the delivery by a Purchaser to the Company of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be reasonably required above in this Section 7.2, as directed by such Purchaser, either: (A) credit the applicable number of Note Shares and Warrant Shares, as applicable, to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its DWAC system or (B), issue and deliver to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee.

8.	[Reserved].

9.	Miscellaneous

9.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles. Each of the parties hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

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9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to the Purchasers at the address(es) set forth on their respective signature pages hereto or at such other address(es) as the Company or the Purchasers may designate by ten (10) calendar days’ advance written notice to the other parties hereto.

9.5 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the holders of a majority of the aggregate principal amount outstanding under the Notes (the “Requisite Noteholders”).

9.6 Finders Fees. The Company and each of the Purchasers will indemnify the other against all liabilities incurred by the indemnifying party with respect to claims related to investment banking or finders fees in connection with the transactions contemplated by this Agreement, arising out of arrangements between the party asserting such claims and the indemnifying party, and all costs and expenses (including reasonable fees of counsel) of investigating and defending such claims.

9.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to a Purchaser, upon any breach or default of the Company under this Agreement, any Warrant or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Purchaser of any breach or default under this Agreement, or any waiver by a Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Purchaser, shall be cumulative and not alternative.

9.8 Entire Agreement. This Agreement and Exhibit A and Exhibit B attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

9.9 Counterparts. This Agreement may be executed by electronic signature and in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including ..pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes and in all respects.

[signature pages follow]

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

COMPANY:

NEWTON GOLF COMPANY, INC.

By:
Name:	Jeff Clayborne
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Note Purchase Agreement]

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

PURCHASER:

[FOR ENTITIES]
[●]

By:
Name:
Email address:
Address:

[FOR INDIVIDUALS]

By:
Name:
Email address:
Address:

[Signature Page to Securities Purchase Agreement]

SCHEDULE A

SCHEDULE OF PURCHASERS

Name, Address and Email Address		Loan Amount	Number of Warrant Shares
[●]	$	[●]	[●]

EXHIBIT A

FORM OF NOTE

[See Attached]

EXHIBIT B

FORM OF WARRANT

[See Attached]